EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-41323 of Hawkins, Inc. (the Company) on Form S-8 of our Independent Auditors’ Report on the Company’s financial statements dated December 6, 2001 included in the Annual Report on Form 10-K for the Company for the year ended September 30, 2001.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

December 20, 2001